                                                                    EXHIBIT 10.1

                                                                     [EXECUTION]
                                                    [Revolving Credit Agreement]

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   ----------

                               W&T OFFSHORE, INC.
                                   as Borrower

                         TORONTO DOMINION (TEXAS), INC.
                                    as Agent

                            TD SECURITIES (USA), INC.
                         BANC ONE CAPITAL MARKETS, INC.
                                 as Co-Arrangers

                         BANC ONE CAPITAL MARKETS, INC.
                              as Syndication Agent

                            MEESPIERSON CAPITAL CORP.
                             as Documentation Agent

                                       and

                         CERTAIN FINANCIAL INSTITUTIONS
                                   as Lenders

                                   ----------

                                  $110,000,000
                                February 24, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I -         DEFINITIONS AND REFERENCES...........................     1
   Section 1.1.        Defined Terms.....................................     1
   Section 1.2.        Exhibits and Schedules; Additional Definitions....    17
   Section 1.3.        Amendment of Defined Instruments..................    17
   Section 1.4.        References and Titles.............................    17
   Section 1.5.        Calculations and Determinations...................    17

ARTICLE II -        THE LOANS............................................    18
   Section 2.1.        Commitments to Lend; Notes........................    18
   Section 2.2.        Requests for New Loans............................    18
   Section 2.3.        Continuations and Conversions of Existing Loans...    19
   Section 2.4.        Use of Proceeds...................................    20
   Section 2.5.        Fees..............................................    20
   Section 2.6.        Optional Prepayments..............................    21
   Section 2.7.        Mandatory Prepayments.............................    21
   Section 2.8.        Initial Borrowing Base............................    22
   Section 2.9.        Subsequent Determinations of Borrowing Base.......    22
   Section 2.10.       Maturity Date and Requests for Extension..........    23

ARTICLE III -       PAYMENTS TO LENDERS..................................    23
   Section 3.1.        General Procedures................................    23
   Section 3.2.        Capital Reimbursement.............................    24
   Section 3.3.        Increased Cost of Eurodollar Loans................    24
   Section 3.4.        Availability......................................    25
   Section 3.5.        Funding, Losses...................................    25
   Section 3.6.        Reimbursable Taxes................................    26
   Section 3.7.        Change of Applicable Lending Office...............    27
   Section 3.8.        Replacement of Lenders............................    27
   Section 3.9.        Participants......................................    28

ARTICLE IV -        CONDITIONS PRECEDENT TO LENDING......................    28
   Section 4.1.        Documents to be Delivered.........................    28
   Section 4.2.        Additional Conditions Precedent to First Loan.....    29
   Section 4.3.        Additional Conditions Precedent to All Loans......    29

ARTICLE V -         REPRESENTATIONS AND WARRANTIES.......................    30
   Section 5.1.        No Default........................................    30
   Section 5.2.        Organization and Good Standing....................    30
   Section 5.3.        Authorization.....................................    31
   Section 5.4.        No Conflicts or Consents..........................    31
   Section 5.5.        Enforceable Obligations...........................    31
   Section 5.6.        Initial Financial Statements......................    31
   Section 5.7.        Other Obligations and Restrictions................    31

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
   Section 5.8.        Full Disclosure...................................    31
   Section 5.9.        Litigation........................................    32
   Section 5.10.       Labor Disputes and Acts of God....................    32
   Section 5.11.       ERISA Plans and Liabilities.......................    32
   Section 5.12.       Environmental and Other Laws......................    32
   Section 5.13.       Names and Places of Business......................    33
   Section 5.14.       Borrower's Subsidiaries...........................    33
   Section 5.15.       Title to Properties; Licenses.....................    33
   Section 5.16.       Government Regulation.............................    34
   Section 5.17.       Insider...........................................    34

ARTICLE VI -        AFFIRMATIVE COVENANTS OF BORROWER....................    34
   Section 6.1.        Payment and Performance...........................    34
   Section 6.2.        Books' Financial Statements and Reports...........    34
   Section 6.3.        Other Information and Inspections.................    36
   Section 6.4.        Notice of Material Events and Change of Address...    37
   Section 6.5.        Maintenance of Properties.........................    37
   Section 6.6.        Maintenance of Existence and Qualifications.......    38
   Section 6.7.        Payment of Trade Liabilities, Taxes, etc..........    38
   Section 6.8.        Insurance.........................................    38
   Section 6.9.        Performance on Borrower's Behalf..................    38
   Section 6.10.       Interest..........................................    38
   Section 6.11.       Compliance with Agreements and Law................    38
   Section 6.12.       Environmental Matters; Environmental Reviews......    38
   Section 6.13.       Evidence of Compliance............................    39
   Section 6.14.       Solvency..........................................    39
   Section 6.15.       Maintenance of Liens on Properties................    39
   Section 6.16.       Obtaining Assignments under Farmout Agreement,
                          Perfection and Protection of Security
                          Interests and Liens............................    40
   Section 6.17.       Bank Accounts; Offset.............................    40
   Section 6.18.       Production Proceeds...............................    40
   Section 6.19.       Guaranties of Borrower's Subsidiaries.............    41

ARTICLE VII -       NEGATIVE COVENANTS OF BORROWER.......................    41
   Section 7.1.        Indebtedness......................................    41
   Section 7.2.        Limitation on Liens...............................    42
   Section 7.3.        Hedging Contracts.................................    42
   Section 7.4.        Limitation on Mergers, Issuances of Securities....    43
   Section 7.5.        Limitation on Sales of Property...................    44
   Section 7.6.        Limitation on Distributions; Redemptions and
                          Prepayments of Indebtedness....................    44
   Section 7.7.        Limitation on Investments and New Businesses......    45
   Section 7.8.        Limitation on Credit Extensions...................    45

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

   Section 7.9.        Transactions with Affiliates; Creation of
                          Subsidiaries...................................    45
   Section 7.10.       Certain Contracts; Amendments; Multiemployer
                          ERISA Plans....................................    45
   Section 7.11.       Current Ratio.....................................    46
   Section 7.12.       Tangible Net Worth................................    46
   Section 7.13.       Interest Coverage.................................    46
   Section 7.14.       Fiscal Year.......................................    46

ARTICLE VIII -      EVENTS OF DEFAULT AND REMEDIES.......................    46
   Section 8.1.        Events of Default.................................    46
   Section 8.2.        Remedies..........................................    49

ARTICLE IX -        AGENT................................................    49
   Section 9.1.        Appointment and Authority.........................    49
   Section 9.2.        Exculpation, Agent's Reliance, Etc................    49
   Section 9.3.        Credit Decisions..................................    50
   Section 9.4.        Indemnification...................................    50
   Section 9.5.        Rights as Lender..................................    51
   Section 9.6.        Sharing of Set-Offs and Other Payments............    51
   Section 9.7.        Investments.......................................    51
   Section 9.8.        Benefit of Article IX.............................    52
   Section 9.9.        Resignation.......................................    52
   Section 9.10.       Lenders to Remain Pro Rata........................    52

ARTICLE X -         MISCELLANEOUS........................................    52
   Section 10.1.       Waivers and Amendments; Acknowledgments...........    52
   Section 10.2.       Survival of Agreements; Cumulative Nature.........    54
   Section 10.3.       Notices...........................................    55
   Section 10.4.       Payment of Expenses; Indemnity....................    55
   Section 10.5.       Joint and Several Liability; Parties in Interest..    56
   Section 10.6.       Assignments.......................................    56
   Section 10.7.       Confidentiality...................................    58
   Section 10.8.       Governing Law; Submission to Process..............    58
   Section 10.9.       Limitation on Interest............................    59
   Section 10.10.      Termination: Limited Survival.....................    60
   Section 10.11.      Severability......................................    60
   Section 10.12.      Counterparts......................................    60
   Section 10.13.      Waiver of Jury Trial, Punitive Damages, etc.......    60
   Section 10.14.      Release of Collateral.............................    60
   Section 10.15.      Restatement.......................................    61

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
SCHEDULES
   Schedule 1.         Disclosure Schedule
   Schedule 2.         Security Schedule
   Schedule 3.         Lenders Schedule
   Schedule 4.         Insurance Schedule

EXHIBITS
   Exhibit A.          Note
   Exhibit B.          Borrowing Notice
   Exhibit C.          Continuation/Conversion Notice
   Exhibit D.          Certificate Accompanying Financial Statements
   Exhibit E.          Assignment and Acceptance
   Exhibit F.          Form of Subsidiary Guaranty
   Exhibit G.          Opinion of Borrower's Counsel
   Exhibit H.          Mahogony Acquisition Properties

                                                                    EXHIBIT 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made as of February 24, 2000, by and among W&T Offshore, Inc., a Nevada corporation (herein called "Borrower"), Toronto Dominion (Texas), Inc. ("TD (Texas)"), individually and as agent (herein called "Agent"), and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "ABR Loan" means a Loan which does not bear interest at the Eurodollar
Rate.

     "ABR Payment Date" means (i) the last Business Day of March, June, September and December of each year, beginning March 31, 2000, and (ii) any day on which past due interest or principal is owed under the Notes and is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Notes shall be deferred from one ABR Payment Date to another day, such other day shall also be an ABR Payment Date.

     "Acquisition Agreement" means that certain credit agreement of even date herewith among Borrower, as borrower, TD (Texas), as agent, and Lenders providing for the Acquisition Commitment, as from time to time amended, supplemented, or restated.

     "Acquisition Agreement Obligations" means all Liabilities from time to time owing by Borrower to any Lender Party under or pursuant to any of the Acquisition Loan Documents. "Acquisition Agreement Obligation" means any part of the Acquisition Agreement Obligations.

     "Acquisition Commitment" means the "Commitment" as defined in the Acquisition Agreement.

     "Acquisition Loan Documents" means the Acquisition Agreement, the Acquisition Notes, all other "Loan Documents" (as such term is defined in the Acquisition Agreement), and all other promissory notes, security documents, agreements, certificates, documents, instruments and writings at any time delivered in connection therewith.

     "Acquisition Notes" means each Lender's "Note", as defined in Section 1.1 of the Acquisition Agreement.

     "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" means TD (Texas), as Agent hereunder, and its successors in such capacity.

     "Agreement" means this Credit Agreement.

     "Alternate Base Rate" means (i) at all times when no Obligation is past due, the per annum rate equal to the Base Rate Margin plus the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half percent (0.5%) per annum, and (ii) at all other times, the per annum rate of interest two percent (2%) above the interest rate that would otherwise be in effect pursuant to the immediately preceding clause (i). If the Prime Rate or the Federal Funds Rate changes after the date hereof the Alternate Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective time of each such change. The Alternate Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of ABR Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

     "Arm's Length Transaction" means, with respect to any transaction between a Restricted Person and one of its Affiliates, that the terms thereof are no less favorable to such Restricted Person than those which could have been obtained at the time of such transaction in arm's-length dealing with Persons other than such Affiliate.

     "Available Distribution Amount" has the meaning given to such term in
Section 7.6.

     "Base Rate Margin" means:

          (a) zero when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day, and

          (b) one-fourth of one percent (0.25%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day, and

          (c) one-half of one percent (0.50%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

          (d) three-fourths of one percent (0.75%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.

     "Borrower" means W&T Offshore, Inc., a Nevada corporation.

     "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Agent in accordance with the provisions of Section 2.9, as such amount may be reduced pursuant to Section 7.5(c).

     "Borrowing Base Deficiency" has the meaning given it in Section 2.7(b).

     "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York City and New Orleans Louisiana. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market in London, England.

     "Calculation Date" has the meaning given to such term in Section 7.6.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association, limited liability company or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means investments in:

          (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

          (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

          (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above.

          (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

          (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (a) through (d) above.

     "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "Person" (as defined above) or Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 25% of the outstanding Voting Stock of the Borrower having the right to elect directors under ordinary circumstances, or (iv) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

     "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Commitment" means $110,000,000.

     "Commitment Fee Rate" means, on each day:

          (a) one-fourth of one percent (0.25%) when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,

          (b) three-eighths of one percent (0.375%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

          (c) one-half of one percent (0.50%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.

     "Commitment Period" means the period from and including the date hereof until and including the Maturity Date (or, if earlier, the day on which the Notes first become due and payable in full).

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Interest Expense" means as to any Person or Persons for any period, the Consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued including, without limitation, amortization of original issue discount and capitalized debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to the present value of the net rental payments under sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Contracts described in Section 7.3.

     "Consolidated Net Income" means, as to any Person or Persons for any period, the net income of such Person or Persons (determined without duplication on a Consolidated basis and in accordance with GAAP).

     "Consolidated Tangible Net Worth" means the remainder of all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Borrower's Consolidated Liabilities.

     "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Borrower who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of (a) two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (b) two-thirds of those Directors who were previously approved by Continuing Directors.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means, at the time in question, (i) with respect to Eurodollar Loans, the per annum rate equal to two percent (2.0%) per annum plus the LIBOR Rate then in effect and (ii) with respect to ABR Loans and all other Obligations, the per annum rate equal to two percent (2.0%) per annum plus the Alternate Base Rate then in effect. The Default Rate shall never exceed the Highest Lawful Rate.

     "Determination Date" has the meaning given it in Section 2.9.

     "Disclosure Report" means either a notice given by Borrower under Section
6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

     "Disclosure Schedule" means Schedule 1 hereto.

     "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of the Capital Stock of such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any Capital Stock in such Restricted Person (including any such option or warrant).

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent.

     "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss, plus any net loss realized in connection with an asset sale (together with any related provisions for taxes by a Restricted Person), to the extent such losses were included in computing such Consolidated Net Income, plus
(ii) an amount equal to the provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including state franchise taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were deducted in computing such Consolidated Net Income, plus (v) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period or to the extent it represents a restructuring change) of such Person and its Subsidiaries for such period to the extent that such other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, the Subsidiaries of the relevant Person shall be added to Consolidated Net Income of such Person only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that such Subsidiary or its stockholders.

     "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of Lender or a special purpose entity through which a Lender obtains funding for its Loans, or (b) is consented to as an Eligible Transferee by Agent and so long as no Default or Event of Default is continuing by Borrower, which consents in each case will not be unreasonably withheld

(provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

     "Engineering Report" means the Initial Engineering Report and each subsequent engineering report delivered pursuant to Section 6.2(d).

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, actions, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, fines, demand letters, orders, directives, claims (including claims for contribution or claims involving liability in tort, strict, absolute or otherwise), Liens, notices of noncompliance or violation, or claims for legal fees or costs of investigations or proceedings, relating to any Environmental Law or arising from the actual or alleged presence or Release of any Hazardous Material, including without limitation, enforcement, mitigation, cleanup, removal, response, remedial or other actions or damages or contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law or alleged injury or threat of injury to property, health, safety, natural resources or the environment.

     "Environmental Laws" means all Laws relating to pollution or the regulation or protection of human health, safety, natural resources or the environment, including ambient air, surface water, ground water, land, natural resources or wetlands, including without limitation, those relating to any release of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, generation, recycling or handling of or exposure to Hazardous Materials. Without limitation, Environmental Laws include, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; The Occupational Safety and Health Act of 1970; the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act and The Oil Pollution Act, each as amended and their state and local counterparts or equivalents.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

     "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

     "Eurodollar Margin" means:

          (a) one and one-half percent (1.50%) when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,

          (b) one and three-fourths percent (1.75%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

          (c) two percent (2.00%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

          (d) two and one-fourth percent (2.25%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.

     "Eurodollar Rate" means with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Eurodollar Rate =

     LIBOR Rate                  + Eurodollar Margin
     ---------------------------
     100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

     "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan:
(i) the day on which the related Interest Period ends, and (ii) any day on which past due interest or past due principal is owed under the Notes with respect to such Eurodollar Loan and is unpaid. If the terms of any Loan Documents provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

     "Evaluation Date" means each of the following:

          (a) Each date which Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that Required Lenders shall not be entitled to request any such redetermination more than once during any Fiscal Year;

          (b) March 1 and September 1 of each Fiscal Year, beginning March 1, 2000.

          (c) The date of each sale of interests in oil and gas properties described in clause (iv) of Section 7.5(c).

          (d) Each date on which a loan is made under the Acquisition Agreement.

     "Event of Default" has the meaning given it in Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Credit Agreement" means, collectively, (i) the Existing Revolving Credit Agreement, and (ii) that certain Credit Agreement providing for an acquisition commitment in the amount of $20,000,000 dated as of November 29, 1999, among Borrower, TD (Texas), as agent, and certain financial institutions, as lenders, as amended, supplemented or restated.

     "Existing Revolving Credit Agreement" means that certain Credit Agreement providing for a revolving commitment in the amount of $75,000,000 dated as of November 29, 1999, among Borrower, TD (Texas), as agent, and certain financial institutions, as lenders, as amended, supplemented, or restated

     "Facility Usage" means, at the time in question, the aggregate principal amount of outstanding Loans.

     "Farmout Agreement" means the Lease Development and Farmout Agreement effective July 15, 1997, between Chevron U.S.A. Production Company and Borrower.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in good faith.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Four Quarter Period" means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

     "Hazardous Materials" means (a) any petroleum or petroleum product (including crude oil or fraction thereof), explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead and radon gas; (b) any chemical, material, gas substance waste which is defined as or included in the definition of "hazardous substance", "hazardous waste", "hazardous material", "extremely hazardous substance", "hazardous chemical", "toxic substance", "toxic chemical", "contaminant" or "pollutant" or words of similar import under any Environmental Law; and (c) any other chemical, material, gas substance or waste, exposure to which, or the presence, use, generation, treatment, Release, transport or storage of which is prohibited, limited or regulated under any Environmental Law.

     "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "Indebtedness" of any Person means Liabilities in any of the following categories:

          (a) Liabilities for borrowed money,

          (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

          (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

          (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

          (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements,

          (f) Capitalized Lease Obligations and Liabilities arising under operating leases and Liabilities arising with respect to sale and lease-back transactions,

          (g) Liabilities arising under conditional sales or other title retention agreements,

          (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

          (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

          (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

          (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

          (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until (x) such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor or, (y) if such Person is contesting any such Liability in good faith by appropriate proceedings (promptly initiated and diligently conducted) and has set aside on its books adequate reserves therefor, such Liability is outstanding more than 180 days past the original invoice or billing date therefor.

     "Initial Engineering Report" means, collectively, (i) the engineering report concerning oil and gas properties of Borrower dated August 13, 1999, prepared by Collarini Engineering Inc. as of July 1, 1999, (ii) the engineering report concerning the Vastar properties acquisitions dated September 1, 1999, prepared by Ryder Scott Company as of April 1, 1999, and (iii) the mid-year proven reserve report dated August 19, 1999, prepared by Borrower as of July 1, 1999, and (iv) the engineering report concerning the BP Amoco properties acquisition dated December 3, 1999, prepared by Collarini Engineering Inc. as of January 1, 2000.

     "Initial Financial Statements" means (i) the audited annual financial statements of Borrower dated as of December 31, 1998, and (ii) the unaudited year-to-date Consolidated financial statements of Borrower dated as of October 31, 1999.

     "Insurance Schedule" means Schedule 4 attached hereto.

     "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2 or 3 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

     "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision or regulatory agency thereof of any foreign country or any department, province or other political subdivision thereof, including without limitation Environmental Laws.

     "Lender Parties" means Agent and all Lenders.

     "Lenders" means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including TD (Texas) in its capacity as a lender hereunder rather than as Agent, and the successors of each such party as holder of a Note.

     "Lending Office" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "LIBOR Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). The LIBOR Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan and Agent shall promptly provide written notice thereof to Borrower.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan" has the meaning given it in Section 2.1.

     "Loan Documents" means this Agreement, the Acquisition Loan Documents, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

     "Mahogany Acquisition" means the acquisition by Borrower of BP Amoco's working interest in Ship Shoal 349 field and the other fields described in Exhibit H.

     "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or the Initial Engineering Report, or as represented or warranted in any Loan Document, to (i) Borrower's financial condition or the Consolidated financial condition of Borrower and all of its Subsidiaries, (ii) the business, operations, properties or prospects of Borrower or of Borrower and all of its Subsidiaries, considered as a whole, (iii) Borrower's ability to timely pay the Obligations or to comply with any other obligations under the Loan Documents, or (iv) the enforceability of the material terms of any Loan Document.

     "Maturity Date" means February 24, 2004 or such later date to which the maturity of the Loans is extended pursuant to Section 2.10.

     "Mortgaged Properties" means all properties subject to the Security Documents.

     "Note" has the meaning given it in Section 2.1.

     "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents.

     "Obligation" means any part of the Obligations.

     "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question, by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

     "Permitted Lien" has the meaning given to such term in Section 7.2.

     "Permitted Tax Distribution" has the meaning given to such term in Section 7.6.

     "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "Prime Rate" means the rate of interest adopted by Agent as the reference rate for the determination of interest rates for loans of varying maturities in dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank, New York Branch as its "base rate" or "prime rate".

     "Projected Oil Production" means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved oil reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Agent.

     "Projected Gas Production" means the projected production of gas (measured by BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved gas reserves, as such production is projected in the most recent report delivered pursuant to
Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Agent.

     "Quarterly Distribution Amount" has the meaning given to such term in
Section 7.6.

     "Rating Agency" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Release" means the threatened or actual release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, leakage, seepage, dumping, pumping, pouring, escaping, emptying or placement.

     "Required Lenders" means Lenders whose aggregate Percentage Shares equal or exceed seventy-five percent (75.0%).

     "Required Hedging Oil Amount" means thirty percent (30%) of Projected Oil Production.

     "Required Oil Hedge Period" means the period of time during which Hedging Contract(s) are required to be maintained with respect to the Required Hedging Oil Amount of Projected Oil Production which shall commence on April 1, 2000 and shall end on December 31, 2000.

     "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "Restricted Person" means any of Borrower and each direct and indirect Subsidiary of Borrower.

     "SEC" means the Securities and Exchange Commission.

     "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2 hereto.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "TD (Texas)" means Toronto Dominion (Texas), Inc.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     "Type" means, with respect to any Loans, the characterization of such Loans as either ABR Loans or Eurodollar Loans.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote in the election of members of the Board of Directors or other governing body of such Person.

     "W&T LLC" means W&T Offshore, L.L.C., a Louisiana limited liability company.

     "Wholly-owned Subsidiary" means any Subsidiary of Borrower, one hundred percent (100%) of the Voting Stock of which is directly or indirectly (through one or more intermediaries) owned by Borrower.

     Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                             ARTICLE II - The Loans

     Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made or the Commitment. The aggregate amount of all Loans in any Borrowing of ABR Loans must be greater than or equal to $500,000 (any higher multiple of $100,000) or must equal the remaining availability under the Borrowing Base. The aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or equal to $500,000 (any higher multiple of $100,000) or must equal the remaining availability under the Borrowing Base. Borrower may have no more than three Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and ABR Loans bearing interest at the Alternate Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.9). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

          (a) specify (i) the aggregate amount of any such Borrowing of new ABR Loans and the date on which such ABR Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

          (b) be received by Agent not later than 12:00 noon, New York City time, on (i) the day on which any such ABR Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Houston, Texas, the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

     Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert ABR Loans to Eurodollar Loans, to convert Eurodollar Loans to ABR Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

          (a) specify the existing Loans which are to be continued or converted;

          (b) specify (i) the aggregate amount of any Borrowing of ABR Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

          (c) be received by Agent not later than 12:00 noon, New York City time, on (i) the day on which any such continuation or conversion to ABR Loans is to occur, or

     (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into ABR Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

     Section 2.4. Use of Proceeds. Borrower shall use all Loans to refinance indebtedness under the Existing Credit Agreement or the Acquisition Agreement, finance capital expenditures, and provide working capital for its operations and for other general business purposes. In no event shall the funds from any Loan be used directly or indirectly by any Person (i) for personal, family, household or agricultural purposes or (ii) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities or (iii) for the acquisition of any Person unless such acquisition has been approved by the board of directors, management committee or partners, as the case may be of such Person. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.5. Fees.

          (a) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on each ABR Payment Date and at the end of the Commitment Period.

          (b) Other Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

     Section 2.6. Optional Prepayments. Borrower may, upon one Business Day's notice in the case of ABR Loans, or three Business Days' notice in the case of Eurodollar Loans, to Agent for the account of each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any higher integral multiple of $100,000, so long as Borrower pays all breakage costs associated with the prepayment of any Eurodollar Loan as provided in Section 3.5, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal of a Eurodollar Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.7. Mandatory Prepayments.

          (a) If at any time the Facility Usage exceeds the Commitment (whether due to a reduction in the Commitment in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess.

          (b) If at any time the Facility Usage is less than the Commitment but in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within five Business Days after Agent gives notice of such fact to Borrower, either:

               (i) prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency, or

               (ii) give notice to Agent electing to prepay the principal of the Loans in up to three monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-third of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, or

               (iii) give notice to Agent that Borrower desires to provide Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Required Lenders, to the extent needed to allow Required Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Agent specifies such collateral to Borrower. If, prior to any such specification by Agent, Required Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or
          (ii) of this subsection (b).

          (c) Each prepayment of principal of a Eurodollar Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.8. Initial Borrowing Base. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $80,000,000.

     Section 2.9. Subsequent Determinations of Borrowing Base.

     By each Evaluation Date (or in the case of an Evaluation Date pursuant to clause (a) of the definition of "Evaluation Date", within thirty days after such Evaluation Date), Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2 which is then due, if any; provided that in the case of any "Evaluation Date" pursuant to clause (a) of the definition thereof, Borrower shall deliver to Agent an Engineering Report of the type described in
Section 6.2(e) by such Evaluation Date. Within thirty days after receiving such information, reports and data (or in the case of a determination of the Borrowing Base with respect to an Evaluation Date described in clause (d) of the definition of "Evaluation Date", within thirty days after such Evaluation Date), Required Lenders shall agree upon an amount for the Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties included in the Collateral at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Commitment or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2. Should the last day for Lenders to redetermine the Borrowing Base in connection with a particular Evaluation Date be a day other than a Business Day, the period for such redetermination shall be extended to the next succeeding Business Day.

     Section 2.10. Maturity Date and Requests for Extension. The Loans shall be finally due and payable on the Maturity Date, subject to earlier maturity in accordance with the terms hereof; provided, that the Maturity Date may be extended at the written request of the Borrower for an additional one-year period upon the written approval of each Lender, which shall be determined in each Lender's sole discretion. Unless the Agent shall have received from the Borrower a written request regarding the extension of the Maturity Date at least sixty (60) days prior to the Maturity Date then in effect, the Lenders will not consider extending and will not extend the Maturity Date. If the Agent has received such a request for extension by such time, the Agent will notify the Borrower whether or not Lenders will extend the Maturity Date in writing at least thirty (30) days prior to the Maturity Date then in effect.

                       ARTICLE III - Payments to Lenders

     Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Agent not later than 12:00 noon, New York City time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

          (a) first, for the payment of all fees and expenses of Agent and its counsel which are then due;

          (b) then for the payment of all other Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and second to the partial payment of all other

     Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

          (c) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

          (d) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

          (e) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7. All distributions of amounts described in any of subsections (c),
(d) or (e) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection.

     Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party (or any assignee of such Lender Party) or any corporation controlling any Lender Party (or its assignee), then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall reasonably determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans or commitments under this Agreement.

     Section 3.3. Increased Cost of Eurodollar Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

          (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Lender Party or any lending office of such Lender Party by any jurisdiction in which such Lender Party or any such lending office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

          (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into ABR Loans.

     Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or
(c) any Lender Party determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, ABR Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     Section 3.5. Funding, Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into an ABR Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

          (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender Party or any lending office of such Lender Party by any jurisdiction in which such Lender Party or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into an ABR Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

          (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or
     (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

     Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Lending Office, provided that such designation is made on such terms that such Lender Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6.

     Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans, Notes, Acquisition Notes and its commitments hereunder and under the Acquisition Agreement to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation. In connection with any such replacement of a Lender Party, Borrower shall pay all costs that would have been due to such Lender Party pursuant to Section 3.5 if such Lender Party's Loans had been prepaid at the time of such replacement.

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

     Section 3.9. Participants. If a Lender has assigned a participation in its Loans or commitment hereunder to another Person in accordance with Section 10.6, any amount otherwise payable by Borrower to such Lender under Section 3.3 through 3.6 (in this section called "Increased Costs"), shall include that portion of the Increased Costs determined by such Lender to be allocable to the amount of any interest or participation transferred by such Lender in such Lender's Loan or commitments under this Agreement.

                  ARTICLE IV - Conditions Precedent to Lending

     Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan unless Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Agent:

          (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

          (b) Each Note.

          (c) Each Security Document listed in the Security Schedule.

          (d) Certain certificates of Borrower including:

               (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

               (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

          (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

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

          (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each other Restricted Person that is a party to the Loan Documents and the execution by it of such Loan Document.

          (g) A favorable opinion of Schully Roberts Slattery & Jaubert, counsel for Restricted Persons, substantially in the form set forth in Exhibit F, and a favorable opinion of Nevada counsel for Borrower regarding the due incorporation, existence and good standing of Borrower in the State of Nevada.

          (h) The Initial Engineering Report and the Initial Financial Statements, each satisfactory to Agent, in its sole discretion.

          (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

          (j) Favorable title and environmental reports, in scope and results acceptable to Agent.

          (k) Solvency Certificate of W&T LLC.

          (l) The closing of the Mahogany Acquisition on terms acceptable to Agent by the date hereof.

     Section 4.2. Additional Conditions Precedent to First Loan. No Lender has any obligation to make its first Loan, unless the following conditions precedent have been satisfied:

          (a) Agent shall have completed its due diligence with respect to the Restricted Persons and their properties (including, but not limited to due diligence with respect to capital structure, title and environmental matters) and shall have received such reports and data as it shall have deemed necessary in connection therewith, and such due diligence, reports and data shall be satisfactory to Agent, in its sole discretion.

          (b) Agent shall have received payment of all commitment, facility, agency and other fees required to be paid to any Lender Party pursuant to any Loan Documents or any commitment agreement heretofore entered into and all fees and disbursements of Agent's counsel.

     Section 4.3. Additional Conditions Precedent to All Loans. No Lender has any obligation to make any Loan (including its first), unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

          (b) No Default shall exist at the date of such Loan.

          (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

          (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

          (e) The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

          (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 and
     4.2 (a) (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

                   ARTICLE V - Representations and Warranties

     To confirm each Lender Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

     Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

     Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

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

     Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

     Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the audited Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

     Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

     Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any

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

Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Engineering Report.

     Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

     Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

     Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $100,000.

     Section 5.12. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in compliance with all applicable Laws, including Environmental Laws, in all material respects and have and are in compliance with all licenses and permits required under any such Laws in all material respects, and there are no circumstances that may prevent or interfere with the ability of the Restricted Persons to conduct their business in compliance with applicable Laws, including Environmental Laws; (b) none of the operations or properties of any Restricted Person is the subject of a pending Environmental Claim or to the best of Borrower's knowledge a threatened Environmental Claim; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper Release, or the improper storage or disposal, of any Hazardous Materials or that any Hazardous Materials have been improperly Released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) except as necessary to conduct the business of the Restricted Persons, Hazardous Materials have not been present, generated, used, treated, or stored on or transported to or from the property of any Restricted Person, and no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against any Restricted Person; and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with a Release, or the storage or disposal, of any Hazardous Materials.

     Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

     Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association, except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except (i) those listed in the Disclosure Schedule or a Disclosure Report, and (ii) associations, joint ventures or other relationships whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     Section 5.15. Title to Properties; Licenses. Each Restricted Person has good and marketable title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 5.17. Insider. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. (S) 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. (S) 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender Party, of a bank holding company of which any Lender Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender Party is a Subsidiary.

                 ARTICLE VI - Affirmative Covenants of Borrower

     To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

     Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition.

     Section 6.2. Books' Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

          (a) As soon as available, and in any event by the one hundred and fifth (105th) day after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by KPMG Peat Marwick, LLP or other independent certified public accountants selected by Borrower and acceptable to Required Lenders, stating that such Consolidated and consolidating financial statements have been so prepared. These financial statements shall contain Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Together with such financial statements, Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, and (ii) further stating that in making their examination and reporting on the Consolidated and consolidating financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

          (b) As soon as available, and in any event by the earlier of the sixtieth (60th) day after the end of the first three Fiscal Quarters in each Fiscal Year, Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection
     (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11, 7.12 and 7.13, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

          (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

          (d) By March 1 of each year, an engineering report dated as of January 1 of such year, prepared by Collarini Engineering Inc., or other independent petroleum engineers chosen by Borrower and acceptable to Required Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

          (e) By September 1 of each year, an engineering report dated as of July 1 of such year, prepared by Borrower's in-house petroleum engineering staff, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

          (f) With the delivery of each Engineering Report, the Borrower shall provide to each Lender Party, a certificate from the president or chief financial officer of Borrower certifying that, to the best of his knowledge and in all material respects: (i) the information contained in such Engineering Report and any other information delivered in connection therewith is true and correct, (ii) Borrower and W&T LLC own good and defensible title to the oil and gas properties evaluated in such Engineering Report (in this section called the "Covered Properties") and are free of all Liens except for Liens permitted by Section 7.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its oil and gas properties evaluated in such Engineering Report (other than those permitted by the Security Documents) which would require Borrower or such Subsidiary to deliver hydrocarbons produced from such oil and gas properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by Agent, (v) attached to the certificate is a list of all Persons disbursing proceeds to Borrower or such Subsidiary from its oil and gas properties, and (vi) set forth on a schedule attached to the certificate is the present discounted value of all Covered Properties that are part of the Mortgaged Properties,
     (vii) oil and gas properties which comprise at least eighty percent (80%) of the total value of the reserves which are included within the Covered Properties are part of the Mortgaged Properties, and (viii) oil and gas properties which comprise at least ninety-five percent (95%) of the total value of the proved developed producing reserves which are included within the Covered Properties are part of the Mortgaged Properties.

          (g) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a report describing (i) the gross volume of production and sales attributable to production during such Fiscal Year from the properties described in subsection (d) above and describing the related taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Year; and (ii) volumes, prices and margins for all marketing activities of the Restricted Persons.

          (h) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a report describing the gross volume of production and sales attributable to production during such calendar month.

     Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Lender Party any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

     Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Lender Party in writing, stating that such notice is being given pursuant to this Agreement, of:

          (a) the occurrence of any Material Adverse Change,

          (b) the occurrence of any Default,

          (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

          (d) the occurrence of any Termination Event,

          (e) any matter for which notice is required under Section 6.12(d),

          (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change, and

          (g) the occurrence of any material change or disruption under or with respect to any material contract of Borrower.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

     Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to

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

time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

     Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor.

     Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule.

     Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

     Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender Party) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto, in all material respects.

     Section 6.12. Environmental Matters; Environmental Reviews.

          (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all

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

     environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

          (b) The Restricted Persons will not dispose of, Release, treat, store, use, recycle or generate or transport Hazardous Material or permit same to occur on their properties other than in the regular course of business in compliance with Environmental Laws in all material respects.

          (c) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority or any other Person with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business, as well as reasonably detailed files concerning any material Release or existence involving a Hazardous Material; and Borrower shall conduct and complete any investigation, sampling, monitoring and testing and undertake any action required under Environmental Laws with due diligence and in compliance therewith in all material respects.

          (d) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, involving an Environmental Claim in excess of $500,000 received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

          (e) Concurrent with the furnishing of financial statements pursuant to
     Section 6.2(a), Borrower will furnish to Agent a reasonably detailed written description of all material environmental claims and violation of Environmental Laws.

     Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Lender Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 6.14. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby and the making of each Advance, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

     Section 6.15. Maintenance of Liens on Properties. The Mortgaged Properties shall constitute at least eighty percent (80%) of the total value of the oil and gas reserves of the Restricted Persons and at least ninety-five percent (95%) of the total value of the proved developed producing reserves of the Restricted Persons (in this section called the "Required Percentages"). Within thirty (30) days following each Determination Date, Borrower will execute and deliver documentation in form and substance satisfactory to Agent, granting to Agent first perfected Liens on oil and gas properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to include the Required Percentages. In addition, Borrower will furnish to Agent title due diligence in form and substance satisfactory to Agent and will furnish all other documents and information relating to such properties as Agent may reasonably request.

     Section 6.16. Obtaining Assignments under Farmout Agreement, Perfection and Protection of Security Interests and Liens. Borrower will promptly take all action that is required under the Farmout Agreement to obtain, from time to time, assignments of oil and gas property interests earned thereunder and will promptly record such assignments in the appropriate records. In addition, Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. At the time of recording of the Security Documents, counsel for Borrower shall conduct searches of the lien, judgment, litigation and UCC records of the counties and offices where such documents are filed and promptly upon receipt thereof from such offices forward such searches to Agent's counsel together with the original recorded Security Documents and file stamped copies of the related financing statements. Borrower shall, to the satisfaction of Agent, assure that the instruments (or certified copies thereof) constituting the complete, direct chain of title (including without limitation, the original lease), with respect to any Mortgaged Property, is filed of record in the relevant parish or county real estate records.

     Section 6.17. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

     Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, the grantors thereunder are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein and in this section collectively called "Proceeds") accruing to the property covered thereby, so long as no Default has occurred such Persons may continue to receive from the purchasers of production all such Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Proceeds or of any rights of Agent or Lenders to collect other Proceeds thereafter.

     Section 6.19. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

                  ARTICLE VII - Negative Covenants of Borrower

     To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

     Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

          (a) the Obligations and the Acquisition Agreement Obligations.

          (b) unsecured Indebtedness among the Restricted Persons.

          (c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, and any renewals or extensions thereof provided that the amount of such Liabilities is not increased nor the terms thereof changed in any manner which is less favorable to such Restricted Person than the original terms of such Liabilities.

          (d) Indebtedness arising under Hedging Contracts that are permitted under Section 7.3.

          (e) obligations arising with respect to sale and lease-back transactions and operating leases entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under or with respect to such sale and lease-back transactions and any such operating leases do not in the aggregate exceed $500,000.

          (f) unsecured miscellaneous items of Indebtedness not described in subsections (a) through (e) which do not in the aggregate (taking into account all such Indebtedness of all Restricted Persons) exceed an amount equal to $1,000,000, at any one time outstanding.

     Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

          (a) Liens which secure Obligations or the Acquisition Agreement Obligations.

          (b) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations (i) which are not delinquent or (ii) which are being contested as provided in Section 6.7 and which do not exceed $500,000 in the aggregate.

          (c) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

          (d) purchase money security interests in equipment acquired by the Restricted Persons, provided that such security interests secure only the Indebtedness incurred for the purchase of such equipment and such security interests encumber only the equipment acquired with the proceeds of such Indebtedness.

          (e) deposits made to counterparties in connection with Hedging Contracts; provided that the aggregate amount of such deposits shall not exceed $1,000,000.

     Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

          (a) Borrower shall at all times during the Required Oil Hedge Period maintain contracts which fix prices on oil which is expected to be produced by Restricted Persons or which the Restricted Persons are legally obligated to purchase under purchase contracts then in effect, covering at least the Required Hedging Oil Amount of Projected Oil Production anticipated to be sold in the ordinary course of Restricted Persons' businesses during each month, provided that (1) no such contract shall require any Restricted Person to put up money (except as provided in Section 7.2(e)), assets, letters of credit (unless the Indebtedness arising with respect thereto is permitted under Section 7.1(f)), or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (2) each such contract shall be with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at

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

     the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

          (b) Any Restricted Person may enter into contracts for the purpose and effect of fixing prices on oil or gas which is expected to be produced by Restricted Persons or which the Restricted Persons are legally obligated to purchase under purchase contracts then in effect, provided that at all times: (1) the aggregate monthly oil production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed the sum of eighty-five percent (85%) of Projected Oil Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (2) the aggregate monthly gas production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed the sum of eighty-five percent (85%) of Projected Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (3) no such contract requires any Restricted Person to put up money (except as provided in Section 7.2(e)), assets, letters of credit (unless the Indebtedness arising with respect thereto is permitted under Section 7.1(f), or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (4) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

          (c) Any Restricted Person may enter into contracts for the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (1) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

     Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, or (ii) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares; provided, however, that the net proceeds of any such issuance shall first be applied as a mandatory prepayment of the Loans under Section 2.7(a), if, at the time of such issuance, the Facility Usage exceeds the Borrowing Base. No Subsidiary of Borrower will issue any additional shares of its Capital Stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower.

     Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

          (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

          (b) inventory (including oil, natural gas, natural gas liquids or hydrocarbons or mineral products and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

          (c) interests in oil and gas properties, or portions thereof, that are sold for fair consideration; provided that Borrower shall notify Agent in writing at least five (5) Business days prior to the date on which any such interests are expected to be sold and if the aggregate consideration for sales made pursuant to this subsection (c) since the most recent Determination Date exceeds $10,000,000, Agent and Lenders shall have the right to reduce the Borrowing Base in connection with each such sale by the value which has been attributed to such property in the Borrowing Base, such reduced Borrowing Base to be effective upon the date of each such sale.

          (d) other property (excluding Collateral) which is sold for fair consideration not in the aggregate in excess of $1,000,000 in any Fiscal Year, so long as property sold is not included in the Borrowing Base.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of Capital Stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own Capital Stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

     Section 7.6. Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution, except as expressly provided in this section, and no Restricted Person will redeem, purchase, prepay or defease any Indebtedness other, than the Obligations, prior to the original maturity thereof. Distributions may be made (i) by Subsidiaries of Borrower without limitation to Borrower, (ii) by Borrower to any of its shareholders on any date in an amount not to exceed the Available Distribution Amount, and (iii) by Borrower to its Shareholders, provided such distribution is a Permitted Tax Distribution. "Permitted Tax Distribution" means, with respect to any shareholder of Borrower, distributions by Borrower to such shareholder to pay taxes of such shareholder attributable to such shareholder's interest in Borrower; provided that the computation of the amount of any such distribution shall have been proven by Borrower to the reasonable satisfaction of Agent, and, provided further that no such distribution described in clauses (i), (ii), or
(iii) above shall be permitted if (a) an Event of Default has occurred and is continuing, (b) an Event of Default would occur as a result of such distribution, or (c) a Borrowing Base Deficiency exists. "Available Distribution Amount" means on any date (the "Calculation Date") the amount equal to (i) the sum of all Quarterly Distribution Amounts calculated for the period from January 1, 1999, until the end of the most recent Fiscal Quarter ended on or prior to the Calculation Date minus (ii) the sum of all Quarterly Distribution Amounts distributed during such period. "Quarterly Distribution Amount" means, for each Fiscal Quarter, W&T LLC's EBITDA minus W&T LLC's capital expenditures for such Fiscal Quarter. In addition to the foregoing Borrower may declare and pay to any Persons dividends payable only in its common stock.

     Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or except as otherwise expressly permitted hereunder, (ii) engage directly or indirectly in any business or conduct any operations except the exploration, development and production of oil and gas, (iii) make any acquisitions of or Investments in any Person, except Investments in Cash Equivalents and Investments in Wholly-owned Subsidiaries of Borrower, (iv) make any significant acquisition of or Investments in any properties except oil and gas properties; provided that no acquisition or Investment permitted under the immediately preceding clause (iv) may be made if a Default, Event of Default or Borrowing Base Deficiency exists at the time such acquisition or Investment is made or will occur as a result thereof.

     Section 7.8. Limitation on Credit Extensions. Except for Investments permitted by Section 7.7, no Restricted Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (ii) loans to other Restricted Persons, so long as no Default, Event of Default or Borrowing Base Deficiency exists at the time such loan is made.

     Section 7.9. Transactions with Affiliates; Creation of Subsidiaries. No Restricted Person will (i) engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among the Restricted Persons; or (ii) create or acquire any Subsidiary after the date hereof.

     Section 7.10. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     Section 7.11. Current Ratio. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than
1.0 to 1.0. For purposes of this section, Borrower's Consolidated current assets will include any unused portion of the Borrowing Base which is then available for borrowing, and Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation.

     Section 7.12. Tangible Net Worth. Borrower's Consolidated Tangible Net Worth will never be less than the sum of (i) $50,000,000 plus (ii) fifty percent (50%) of Borrower's Consolidated Net Income earned during the period from December 31, 1999] through and including the last day of the calendar month immediately preceding the date of calculation plus (iii) seventy-five percent (75%) of the net proceeds of any offering of non-redeemable preferred or common stock by Borrower.

     Section 7.13. Interest Coverage. At the end of any Fiscal Quarter (beginning with the Fiscal Quarter ended March 31, 2000, the ratio of (a) EBITDA of Borrower to (b) Consolidated Interest Expense of Borrower for the Four Quarter Period then ended shall not be less than 5.0 to 1.0.

     Section 7.14. Fiscal Year. No Restricted Person will change its fiscal year.

                 ARTICLE VIII - Events of Default and Remedies

     Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

          (a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

          (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

          (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

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

          (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

          (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

          (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in
     Section 5.5 for any reason other than its release or subordination by Agent;

          (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

          (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $1,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

          (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

          (j) Any Restricted Person:

               (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

               (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal

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

          Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

               (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

               (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

          (k) The Environmental Claims against the Restricted Persons exceed an aggregate amount of $1,000,000;

          (l) Any Change in Control occurs;

          (m) Any Material Adverse Change occurs;

          (n) Any Loan Document or any Lien created thereby shall be invalid, or any Person shall have asserted that such Loan Document or Lien is invalid; and

          (o) An "Event of Default" occurs under the Acquisition Agreement.

          Upon the occurrence of an Event of Default described in subsection
(j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender hereunder or to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do

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

either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

     Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                               ARTICLE IX - Agent

     Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Required Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender Party thereof.

     Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of

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

the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to the presence or Release of Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own

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

individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

     Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by

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

Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

     Section 9.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower; provided that if Agent so resigns hereunder, it shall also resign as agent under the Acquisition Agreement. Each such notice shall set forth the date of such resignation. Required Lenders shall have the right to appoint a successor Agent; provided that they shall appoint the same Person as successor agent under the Acquisition Agreement. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a financial institution organized under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     Section 9.10. Lenders to Remain Pro Rata. It is the intent of all parties hereto that the pro rata share of each Lender in the Obligations and in the Acquisition Agreement Obligations shall be substantially the same at all times during the term of this Agreement. Accordingly, the initial Percentage Share of each Lender in the Commitment will be the same as the initial Percentage Share of such Lender in the Acquisition Commitment. All subsequent assignments and adjustments of the interests of the Lenders in the Obligations and the Acquisition Agreement Obligations will be made so as to maintain such a pro rata arrangement; provided that for the purposes of determining these pro rata shares, any Percentage Share held by any Lender's Affiliates shall be included in determining the interests of such Lender.

                           ARTICLE X - Miscellaneous

     Section 10.1. Waivers and Amendments; Acknowledgments.

          (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be

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

     effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or (7) release all or substantially all of the Collateral.

          (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

          (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

          (d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

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

     Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified in the Lenders Schedule as its lending offices for ABR Loans (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

     Section 10.4. Payment of Expenses; Indemnity.

          (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay:
     (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including reasonable attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

          (b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Lender Party with respect to the presence or Release of Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

     Section 10.5. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Required Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

     Section 10.6. Assignments.

          (a) Any Lender may sell a participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person, provided

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

     that the agreement between such Lender and such participant must at all times provide: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

          (b) Except for sales of participations under the immediately preceding subsection (a), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

               (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the aggregate of the Commitment and the Acquisition Commitment of both the assignor and assignee shall equal or exceed $5,000,000.

               (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit E, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $4,000. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

               (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

               (iv) Together with each such assignment of its rights and obligations under this Agreement, such Lender shall assign the same Percentage Share of its rights and obligations under the Acquisition Agreement to the same Eligible Transferee or an Affiliate of such Eligible Transferee.

          (c) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or to one of its Affiliates; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

          (d) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

          (e) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

     Section 10.7. Confidentiality. Each Lender Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Lender Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

     Section 10.8. Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law.

     Section 10.9. Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to US Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, characterize any non-principal payment as an expense, fee or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code; provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

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

     Section 10.10. Termination: Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.11. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 10.12. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 10.13. Waiver of Jury Trial, Punitive Damages, etc. Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably
(a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

     Section 10.14. Release of Collateral. Agent and Lenders hereby agree that Agent shall release from the Security Documents, upon written request by Borrower and at Borrower's expense, interests in oil and gas properties sold by any Restricted Person in compliance with Section 7.5(c), upon receipt of the prepayment of the Loans required in connection with such sale, if any. No further authorization from Lenders shall be required in connection with any such release.

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

     Section 10.15. Restatement. This Agreement restates and amends the Existing Revolving Credit Agreement in its entirety, and all of the terms and provisions hereof shall supersede the terms and conditions thereof. Borrower hereby agrees that (i) the Loans outstanding under the Existing Revolving Credit Agreement and all accrued and unpaid interest thereon, and (ii) all accrued and unpaid fees under the Existing Revolving Credit Agreement shall be deemed to be outstanding under and payable by this Agreement; provided that changes in the Percentage Shares, interest rates, or fee rates shall not change the amounts accrued and owing to each Lender under the Existing Revolving Credit Agreement.

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

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                       BORROWER:

                       W&T OFFSHORE, INC.


                       By: /s/ W. Reid Lea
                           -----------------------------------------------------
                           W. Reid Lea
                           Chief Financial Officer

                           Address: 3900 Causeway Boulevard
                                    One Lakeway Center, Suite 1210
                                    Metairie, LA 70002

                           Telephone: (504) 831-4171
                           Fax: (504) 831-4322


                       AGENT:

                       TORONTO DOMINION (TEXAS), INC., as Agent and Lender


                       By: /s/ Jeno Mott
                           -----------------------------------------------------
                           Jeno Mott
                           Vice President

                           Address: 909 Fannin, Suite 1700
                                    Houston, Texas 77010
                                    Attention: Energy Group

                           Telephone: (713) 653-8241
                           Fax: (713) 951-9921

                       LENDERS:

                       MEESPIERSON CAPITAL CORP.,
                       as Lender


                       By: /s/ Christopher S. Parada
                           -----------------------------------------------------
                           Name: Christopher S. Parada
                           Title: Vice President


                       By: /s/ Darrell W. Holley
                           -----------------------------------------------------
                           Name: Darrell W. Holley
                           Title: Managing Director

                           Address: 100 Crescent Court
                                    Ste. 1777
                                    Dallas, Texas 75201

                           Telephone: (214) 953-9303
                           Fax: (214)754-5981


                       NATEXIS BANQUE BFCE,
                       as Lender


                       By: /s/ Timothy L. Polvado
                           -----------------------------------------------------
                           Name: Timothy L. Polvado
                           Title: Vice President and Group Manager


                       By: /s/ Donovan C. Broussard
                           -----------------------------------------------------
                           Name: Donovan C. Broussard
                           Title: Vice President

                           Address: 333 Clay Street
                                    Ste. 4340
                                    Houston, Texas 77002

                           Telephone: (713) 759-9401
                           Fax: (713) 759-9908

                       BANK ONE, TEXAS, N.A.,
                       as Lender


                       By: /s/ Charles Kingswell-Smith
                           -----------------------------------------------------
                           Name: Charles Kingswell-Smith
                           Title: First Vice President

                           Address: 910 Travis Street, 6th Floor
                                    Houston, Texas 77002

                           Telephone: (713) 751-7803
                           Fax: (713) 751-3544


                       BANK OF SCOTLAND,
                       as Lender


                       By: /s/ Annie Glynn
                           -----------------------------------------------------
                           Annie Glynn
                           Senior Vice President

                           Address: 1750 Two Allen Center
                                    1200 Smith Street
                                    Houston, Texas 77002-4312

                           Telephone: (713) 651-1870
                           Fax: (713) 651-9714


                       CHRISTIANIA BANK OG KREDITKASSE ASA,
                       NEW YORK BRANCH, as Lender


                       By: /s/ Carl illegible Svendsen  /s/William J. Aber
                           -----------------------------------------------------
                           Carl illegible Svendsen         William J. Aber
                           Senior Vice President           Senior Vice President

                           Address: 11 West 42nd Street, 7th Floor
                                    New York, New York 10036

                           Telephone: (212) 827-4836
                           Fax: (212) 827-4888